UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2011

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Consolidated Communications Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8−K/A to its Current Report on Form 8−K filed with the U.S. Securities and Exchange Commission on May 4, 2011, to disclose the decision of the Company regarding how frequently to hold a stockholder advisory vote on the compensation of named executive officers.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Company’s Annual Meeting of Stockholders held on May 3, 2011, the holders of a plurality of the shares voting at the meeting expressed their preference for conducting an advisory stockholder vote on the compensation of the Company’s named executive officers every three years.  The Board of Directors of the Company has determined, consistent with the stockholders’ vote on the matter, to hold such a vote every three years until the next vote on the frequency of such advisory votes.  The Board of Directors plans for the next advisory vote on the compensation of named executive officers of the Company to occur in 2014 as a result of the adoption of the “every three years” standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2011
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer